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Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350

        In connection with the filing by Senior Housing Properties Trust (the "Company") of the Annual Report on Form 10-K for the period ended December 31, 2013 (the "Report"), each of the undersigned hereby certifies, to the best of his knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BARRY M. PORTNOY Barry M. Portnoy Managing Trustee	/s/ DAVID J. HEGARTY David J. Hegarty President and Chief Operating Officer
/s/ ADAM D. PORTNOY Adam D. Portnoy Managing Trustee	/s/ RICHARD A. DOYLE Richard A. Doyle Treasurer and Chief Financial Officer
Date: March 3, 2014

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  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350